UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 21, 1999
                        (Date of earliest event reported)

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)

          New York                  1-2360                 13-0871985
  (State of Incorporation)        (Commission            (IRS employer
                                  File Number)         Identification No.)

          ARMONK, NEW YORK                                   10504
(Address of principal executive offices)                   (Zip Code)

                                  914-499-1900
                         (Registrant's telephone number)

Item 5. Other Events

      The registrant's press release dated April 21, 1999, regarding its financial results for the period ended March 31, 1999, including unaudited consolidated financial statements for the period ended March 31, 1999, are attached.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 21, 1999

                                        By: Mark Loughridge
                                            ------------------------------------
                                                     (Mark Loughridge)
                                               Vice President and Controller

IBM Announces Record First Quarter Results

April 21, 1999

IBM today announced first-quarter 1999 diluted earnings per common share of $1.55 compared with diluted earnings per common share of $1.06 in the first quarter of 1998. First-quarter 1999 net income totaled $1.5 billion compared with $1.0 billion in the first quarter of last year. First-quarter 1999 revenues grew 15 percent (14 percent at constant currency) to $20.3 billion. IBM's earnings-per-share, net income and revenue results were all first-quarter records for the company.

Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said: "We started 1999 with a strong quarter. We saw a significant improvement in our business in Asia, and we also had double-digit revenue growth in Europe and the Americas. Our operating results were excellent, led by services and software -- which together produced 60 percent of our gross profits this quarter. Our Technology Group results were mixed, with growth in hard disk drives offset by continued weakness in memory chips. Our PC unit also had substantially improved results.

"What's more exciting, however, is that this quarter's performance is a direct reflection of the power of the strategies we have put in place over the last few years," Mr. Gerstner said. "Services is clearly the largest and fastest-growing portion of the information technology industry, and we continue to extend our leadership position each quarter. Our software business continues to gain momentum. For example, we are now the number one database company in the world. Our strategy of providing leading-edge technology to the marketplace received substantial impetus this quarter as a result of major, long-term agreements we announced with Dell and EMC. And finally, our strategy to reposition the System/390 continued to move forward, with an increase of more than 80 percent in MIPS shipments in the first quarter."

In as-reported terms, excluding revenues from the company's original equipment manufacturer (OEM) business, first-quarter revenues from the Americas totaled $8.8 billion, an increase of 13 percent (14 percent in constant currency) compared with the first quarter of 1998. Revenues from Europe/Middle East/Africa were $6.3 billion, up 20 percent (18 percent in constant currency). Revenues from Asia-Pacific increased 20 percent (13 percent in constant currency) to $3.5 billion. OEM revenues totaled $1.8 billion in the first quarter of 1999, a 5 percent increase (5 percent in constant currency) compared with the year-earlier period.

Total hardware revenues were $8.6 billion in the first quarter, an increase of 17 percent (16 percent in constant currency) from the first quarter of last year. Revenues from personal systems increased significantly. Within servers, System/390 revenues increased while RS/6000 and AS/400 revenues declined. Within technology, storage revenues increased and microelectronics revenues declined.

Revenues from IBM Global Services, including maintenance, grew 19 percent (18 percent in constant currency) in the first quarter to $7.6 billion. Excluding maintenance, services revenues increased 24 percent (23 percent at constant currency) to $6.3 billion. IBM signed $9.8 billion in services contracts in the first quarter and concluded the quarter with a total services contract backlog of approximately $55 billion.

Software revenues increased 10 percent (9 percent in constant currency) in the first quarter to $2.9 billion, with strong results from the company's database, Lotus Notes and transaction processing products.

Revenues from Global Financing declined 2 percent in the first quarter to $705 million.

Revenues from the Enterprise Investments/Other area, which includes custom applications and other products designed to meet specialized customer requirements, decreased 6 percent (8 percent at constant currency) year over year to $558 million.

IBM's overall gross profit margin was 35.7 percent in the first quarter compared with 36.6 percent in the first quarter of last year.

The company's expense-to-revenue ratio improved 2.6 points year over year to
25.4 percent.

IBM's tax rate in the first quarter was 30.0 percent compared with 32.0 percent in the year-earlier period.

IBM spent approximately $2.1 billion on share repurchases in the first quarter. The average number of shares outstanding in the quarter was 911.9 million compared with 950.2 million in the first quarter of 1998. There were 907.4 million common shares outstanding at March 31, 1999.

Debt in support of operations, excluding global financing, increased $1.1 billion from year-end 1998 to $2.8 billion. Global financing debt decreased $559 million from the end of 1998 to a total of $27.2 billion.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                          COMPARATIVE FINANCIAL RESULTS
            (Unaudited; Dollars in millions except per share amounts)

                                             Three months ended March 31,
                                                                        Percent
                                          1999           1998            Change
                                         -------        -------         -------
REVENUE

 Hardware                                $ 8,584        $ 7,318           17.3%
  Gross profit margin                       27.2%          28.7%

 Global Services                           7,550          6,341           19.1%
  Gross profit margin                       26.3%          27.0%

 Software                                  2,920          2,644           10.4%
  Gross profit margin                       81.0%          79.6%

 Global Financing                            705            719          -1.9%
  Gross profit margin                       55.9%          47.1%

 Enterprise Investments/Other                558            596          -6.4%
  Gross profit margin                       32.6%          33.1%

TOTAL REVENUE                             20,317         17,618           15.3%

GROSS PROFIT                               7,258          6,450           12.5%
  Gross profit margin                       35.7%          36.6%

OPERATING EXPENSES

 S,G&A                                     3,937          3,719            5.8%
  % of revenue                              19.4%          21.1%

 R,D&E                                     1,181          1,179            0.2%
  % of revenue                              5.8%           6.7%

OPERATING INCOME                           2,140          1,552           37.9%

Other income                                 134            150         -10.7%
Interest expense                             174            179          -3.0%

INCOME BEFORE
INCOME TAXES                               2,100          1,523           37.9%
  Pre-tax margin                            10.3%           8.6%

Provision for
income taxes                                 630            487           29.3%
  Effective tax rate                        30.0%          32.0%

NET INCOME                               $ 1,470        $ 1,036           42.0%
  Net margin                                 7.2%           5.9%

Preferred stock
dividends                                      5              5

NET INCOME
APPLICABLE TO COMMON
SHAREHOLDERS                             $ 1,465        $ 1,031           42.2%
                                         =======        =======
EARNINGS PER SHARE
OF COMMON STOCK
  - BASIC                                $  1.61        $  1.08           49.1%
                                         =======        =======
EARNINGS PER SHARE
OF COMMON STOCK
  - ASSUMING DILUTION                    $  1.55        $  1.06           46.2%
                                         =======        =======
AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)
  BASIC                                    911.9          950.2
  DILUTED                                  941.4          973.3

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                        (Unaudited; Dollars in millions)

                                                At           At
                                             March 31    December 31    Percent
                                               1999         1998         Change
                                             --------    -----------    -------
ASSETS

 Cash, cash equivalents,
 and marketable securities                    $ 5,356      $ 5,768        -7.1%

 Receivables - net, inventories,
 and prepaid expenses                          34,445       36,592        -5.9%

 Plant, rental machines,
 and other property - net                      18,866       19,631        -3.9%

 Investments and other assets                  23,084       24,109        -4.3%
                                              -------      -------

TOTAL ASSETS                                  $81,751      $86,100        -5.1%
                                              =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                              $13,708      $13,905        -1.4%
 Long-term debt                                16,285       15,508          5.0%
                                              -------      -------
 Total debt                                    29,993       29,413          2.0%

 Accounts payable, taxes,
 and accruals                                  19,573       22,922       -14.6%

 Other liabilities                             13,879       14,332        -3.2%
                                              -------      -------
TOTAL LIABILITIES                              63,445       66,667        -4.8%

STOCKHOLDERS' EQUITY                           18,306       19,433        -5.8%
                                              -------      -------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                          $81,751      $86,100        -5.1%
                                              =======      =======

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                                  SEGMENT DATA
                        (Unaudited; Dollars in millions)

FIRST QUARTER 1999

                                             Hardware Segments
                             -------------------------------------------------
                                     Personal                   Global
                             Technology    Systems         Server     Services
                             ----------    -------        -------      -------
External revenue              $ 2,870      $ 3,589        $ 2,073      $ 7,550
Internal revenue                  898            7             73          669
                              -------      -------        -------      -------
Total revenue                 $ 3,768      $ 3,596        $ 2,146      $ 8,219

Pre-tax income                $    70      $   (89)       $   498      $   973

Revenue year-to-
  year change                   -0.1%         48.6%         -3.1%         17.4%

Pre-tax income year-
  to-year change               -70.6%         80.6%         -2.0%         33.8%

Pre-tax income margin             1.9%       -2.5%           23.2%        11.8%

--------------------------------------------------------------------------------

                                      Global Enterprise                 Total
                             Software     Financing     Investments    Segments
                             --------     ---------     -----------    --------
External revenue              $ 2,920      $   724        $   549      $20,275
Internal revenue                  211          207             11        2,076
                              -------      -------        -------      -------
Total revenue                 $ 3,131      $   931        $   560      $22,351

Pre-tax income                $   657      $   297        ($   72)     $ 2,334

Revenue year-to-
  year change                    10.6%         5.1%          11.3%        13.9%

Pre-tax income year-
  to-year change                 10.4%         6.5%          52.0%        34.2%

Pre-tax income margin            21.0%        31.9%        -12.9%         10.4%

--------------------------------------------------------------------------------

Reconciliation to IBM As Reported

Revenue - eliminations/other                                             (2,034)

IBM Revenue - as reported                                              $ 20,317
                                                                       ========
Pre-tax income - eliminations/other                                        (234)

IBM pre-tax income - as reported                                       $  2,100
                                                                       ========

--------------------------------------------------------------------------------

FIRST QUARTER 1998

                                             Hardware Segments
                             -------------------------------------------------
                                     Personal                   Global
                             Technology    Systems         Server     Services
                             ----------    -------        -------      -------
External revenue              $ 2,767      $ 2,414        $ 2,135      $ 6,341
Internal revenue                1,005            6             80          659
                              -------      -------        -------      -------
Total revenue                 $ 3,772      $ 2,420        $ 2,215      $ 7,000

Pre-tax income                $   238      ($  458)       $   508      $   727

Pre-tax income margin             6.3%      -18.9%           22.9%        10.4%

--------------------------------------------------------------------------------

                                      Global Enterprise                 Total
                             Software     Financing     Investments    Segments
                             --------     ---------     -----------    --------
External revenue              $ 2,644      $   725        $   492      $17,518
Internal revenue                  186          161             11        2,108
                              -------      -------        -------      -------
Total revenue                 $ 2,830      $   886        $   503      $19,626

Pre-tax income                $   595      $   279        ($  150)     $ 1,739

Pre-tax income margin            21.0%        31.5%        -29.8%          8.9%

--------------------------------------------------------------------------------

Reconciliation to IBM As Reported

Revenue - eliminations/other                                             (2,008)

IBM Revenue - as reported                                              $ 17,618
                                                                       ========
Pre-tax income - eliminations/other                                        (216)

IBM pre-tax income - as reported                                       $  1,523
                                                                       ========

--------------------------------------------------------------------------------